SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-l, of Global Smoothie Supply, Inc, of our report dated January 6, 2010 on our audit of the financial statements of Global Smoothie Supply, Inc as of December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders' equity and cash flows. We also consent to the use of our report dated January 28, 2010 on our review of the financial statements of global Smoothie Supply as of September 30, 2009, and the related statements of operations, and cash flows for the three-month and nine-month periods ended September 30, 2009 and September 30, 2008, and the reference to us under the caption "Experts."

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

February 3, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351